UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
 41 South High Street, Suite 3450

Columbus, OH 43215

(Address of registrant’s principal executive office)

(614) 643-0314

(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On December 23, 2014, Oxford Resource Partners, LP (the “Partnership”) held a special meeting of its unitholders. At the special meeting, the proposals described below were submitted to a vote of the Partnership’s unitholders, each of which is described in more detail in the Partnership’s definitive proxy statement submitted to unitholders and filed with the Securities and Exchange Commission on December 1, 2014 (the “Proxy Statement”).
As further described in the Proxy Statement, each of the proposals specified below required approval by the Partnership’s general partner, a majority of the outstanding common units held by the public (which excludes common units owned by the Partnership’s general partner and its affiliates and excludes persons or groups beneficially owning 20% or more of the Partnership’s outstanding common units), and a majority of the outstanding subordinated units. All of the proposals were approved by the Partnership’s general partner, as well as the Partnership’s subordinated unitholders with all 10,280,380 of the Partnership’s subordinated units voted in favor of all of the proposals specified below.
For each of the following proposals, a quorum was present for the purpose of the vote. A summary of the final voting results for each proposal is as follows:
Proposal 1A: Amendments relating to a reverse split of the Partnership’s units and to the conversion of the Partnership’s subordinated units into liquidation units and the elimination of related concepts in the Partnership’s partnership agreement, as further described in the Proxy Statement.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
6,255,787	143,916	67,734	276,585
     Proposal 1A was approved, with 5,185,762 common units held by the public common unitholders, representing approximately 55.7% of the total common units held by the public common unitholders, voting in favor of adoption.
Proposal 1B: Amendments relating to distributions, including the reset of the Partnership’s minimum quarterly distribution and the target thresholds with respect to the incentive distribution rights held by the Partnership’s general partner, as further described in the Proxy Statement.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
6,306,276	107,310	53,851	276,585
     Proposal 1B was approved, with 5,236,251 common units held by the public common unitholders, representing approximately 56.2% of the total common units held by the public common unitholders, voting in favor of adoption.
Proposal 1C: Amendments that clarify and conform provisions in the Partnership’s partnership agreement, as further described in the Proxy Statement.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
6,296,152	120,383	50,901	276,585
     Proposal 1C was approved, with 5,226,127 common units held by the public common unitholders, representing approximately 56.1% of the total common units held by the public common unitholders, voting in favor of adoption.
Proposal 2: Approval of the Contribution Agreement dated as of October 16, 2014 (the “Contribution Agreement”) by and between Westmoreland and the Partnership, as further described in the Proxy Statement.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
6,282,081	125,625	59,731	276,585

     Proposal 2 was approved, with 5,212,056 common units held by the public common unitholders, representing approximately 56.0% of the total common units held by the public common unitholders, voting in favor of adoption.
Proposal 3: To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Number of Votes For	Number of Votes Against	Number of Votes Abstained	Number of Broker Non-Votes
6,550,731	122,278	71,013	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP
	By:	Oxford Resources GP, LLC,
its general partner

Dated: December 30, 2014	By:	/s/ Daniel M. Maher
		Name:	Daniel M. Maher
		Title:	Senior Vice President, Chief Legal Officer and Secretary